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EXHIBIT 99.1      PRESS RELEASE







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PRESS RELEASE
VIRGINIA CAPITAL BANCSHARES, INC.
                                                                        CONTACT:
                                                                 Peggy J. Newman
                                         Executive Vice President, Treasurer and
                                                                       Secretary
                                               Virginia Capital Bancshares, Inc.
                                                                  (540) 899-5500

                        VIRGINIA CAPITAL BANCSHARES, INC.
                      COMPLETES REPURCHASE OF COMMON STOCK

      Fredericksburg, Virginia, March 3, 2000 -- Virginia Capital Bancshares, Inc. (NASDAQ; VCAP), the holding company for Fredericksburg Savings Bank, Fredericksburg, Virginia, has announced that it has completed the repurchase of 541,728 shares of its common stock.

      The Board of Directors authorized the repurchase of up to 5% of the Company's 10,834,560 outstanding shares in January 2000.

      Samuel C. Harding, President of Virginia Capital Bancshares, Inc. commented "We continue to view the repurchase of stock as an excellent long-term investment of Company funds which will enhance shareholder value."

      Fredericksburg Savings Bank is headquartered in Fredericksburg, Virginia, and operates through its four banking offices located in the city of Fredericksburg and Stafford and Spotsylvania Counties in Virginia.

     Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.